UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

Rio Vista Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 378-5800

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 17, 2010, Rio Vista Energy Partners L.P. (“Rio Vista”), Penn Octane Corporation (“Penn Octane”) and Central Energy, LP, a Delaware limited partnership (as successor by assignment to Central Energy, LLC) (“Central Energy”) entered into a Fourth Amendment to Securities Purchase and Sale Agreement (the “Fourth Amendment”), amending the Securities Purchase and Sale Agreement  dated May 25, 2010 (as amended, the “Agreement”) in connection with the closing of the transactions contemplated under the Agreement (the “Closing”) (see Item 2.01 below).  The Closing occurred on November 17, 2010, simultaneously with the entry by Rio Vista into the Fourth Amendment.  The material terms of the Agreement (prior to the Fourth Amendment) are disclosed in Forms 8-K filed by Rio Vista with the Securities and Exchange Commission on May 28, 2010 and August 13, 2010.  Under the terms of the Fourth Amendment, the $3,950,291 cash purchase price for 12,724,019 common units in Rio Vista issued and sold to Central Energy at the Closing was adjusted to permit payment of $1.0 million of such purchase price in the form of a nine-month secured promissory note from Central to Rio Vista (“Note”).  However, at the Closing, the Note was paid in full at the Closing and immediately cancelled.  Under the terms of the Fourth Amendment, Rio Vista also agreed to grant piggy back registration rights with respect to the common units in Rio Vista held by Penn Octane at the time of Closing.

In connection with the Closing, additional agreements each dated as of November 17, 2010 were entered into, including the following:

a.
Conditional Acceptance Of Settlement Offer And Release (“Release”) by and among Rio Vista and each of Ian T. Bothwell (“Bothwell”), Chief Executive Officer of Penn Octane and Rio Vista GP LLC (“GP”), the general partner of Rio Vista, Bruce I. Raben, Ricardo Rodriguez, Murray J. Feiwell, Nicholas J. Singer and Douglas L. Manner.  Each of Mr. Raben, Mr. Rodriguez, Mr. Feiwell, Mr. Singer and Mr. Manner was a member of the Board of Managers of GP and, except for Mr. Feiwell, each is a member of the Board of Directors of Penn Octane (each an “RVEP Insider” and collectively, the “RVEP Insiders”).

b.	Mutual Release by and among Penn Octane and Rio Vista and GP.

c.	Release Agreement between Central Energy, Rio Vista and GP and the RVEP Insiders.

A copy of the above referenced agreements are included as exhibits to this Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of these documents are qualified in their entirety by reference thereto.

Item 1.02.  Termination of a Material Definitive Agreement

In connection with the Closing as described in Item 2.01 of this Current Report, the Omnibus Agreement dated as of September 16, 2004 among Penn Octane, GP, Rio Vista and Rio Vista Operating Partnership, L.P., a Delaware limited partnership (as amended, the “Omnibus Agreement”) was terminated effective immediately upon the Closing.  The Omnibus Agreement was originally entered to ensure the continued operation of the business of Penn Octane and its affiliates (the “Business”) following the formation of Rio Vista and GP, pursuant to which Penn Octane agreed to provide, inter alia, the employees, corporate staff, support services and administrative services necessary to operate the Business.  Upon the Closing and the sale by Penn Octane of its ownership interest in GP, and in view of the limited operations of GP, Rio Vista or its subsidiaries, the parties agreed to terminate the Omnibus Agreement effective upon the Closing.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On November 17, 2010, Rio Vista, Penn Octane and Central Energy completed the transactions associated with the Agreement at the Closing.  Pursuant to the terms of the Agreement, Rio Vista sold to Central Energy 12,724,019 newly issued Common Units of Rio Vista (the “Common Units”), which Common Units, represent approximately 80% of the Common Units of Rio Vista on a fully diluted basis, and Penn Octane sold or caused to be sold all of the interests in GP, the general partner of Rio Vista.  The purchase price for the sale of the Common Units was $3,950,291.  The purchase price for the sale of 100% of the limited liability company interests in the GP was $149,709, which amount was contributed by Penn Octane to the GP and then by the GP to Rio Vista simultaneously with the Closing under the Agreement.  As a result of the foregoing, Rio Vista is now controlled by Central Energy by virtue of its ownership of the GP and majority ownership of the common units of Rio Vista.

Approximately $3.4 million of the proceeds received by Rio Vista were used to settle a significant portion of Rio Vista’s liabilities and contingent claims outstanding against it.  As part thereof, , Rio Vista utilized $1.2 million of the proceeds from the transaction, to settle all amounts owing under a $2.6 million promissory note made by Rio Vista in favor of Penn Octane and all other intercompany advances made between Penn Octane, on the one hand, and GP, Rio Vista and Rio Vista’s subsidiaries, on the other hand.  The remaining proceeds of the purchase price will be used to pay transaction costs, other payables and reserves related to Rio Vista as more fully described in the Agreement which were not immediately paid from the disbursements noted above, and for working capital.

Upon the Closing, Rio Vista moved its executive offices to 8150 North Central Express Way, Suite 1525, Dallas, Texas 75206 with a new telephone number of 214-378-5800.

A copy of the Agreement is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 2.01. The foregoing summary of certain provisions of this document is qualified in its entirety by reference thereto.

Item 3.02.  Unregistered Sales of Equity Securities.

In connection with the Agreement (see Item 1.01 and Item 2. 01 of this Current Report), on November 17, 2010, Rio Vista completed the Closing under the Agreement which consisted of Rio Vista issuing Central Energy 12,724,019 newly issued common units of Rio Vista in a private placement.  These common units represent approximately 80% of Rio Vista’s common units outstanding after giving effect to their issuance.  The aggregate purchase price for the common units was $3,950,291, paid in cash at the Closing.

The issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because the issuance did not involve a public offering of securities.

Item 5.01. Changes In Control Of Registrant

As described in Item 2.01 of this Current Report, Rio Vista is now controlled by Central Energy, a Delaware limited partnership.  Upon the Closing, Central Energy acquired 100% of the membership interests in GP and common units representing approximately 80% of the issued and outstanding common units of Rio Vista.  Central Energy is, in turn, controlled by Central Energy, LLC, a Delaware limited liability company and the general partner of Central Energy. In addition to the general partnership interest in Central Energy, Central Energy, LLC also holds approximately 70% of the Class A limited partnership interests in Central Energy. The Class B limited partnership interests that are held by other third party investors in Central Energy.  Central Energy LLC is owned 50% by Carter Montgomery and 50% by Imad Anbouba.  Messrs. Montgomery and Anbouba are the Managing Members of Central Energy and are managers and officers of GP (see Item 5.02 below).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On November 17, 2010, in connection with the Closing, the following managers of the GP tendered their resignations effective immediately upon the Closing (see Item 2.01 of this Current Report): Bruce I. Raben, Ricardo Rodriguez, Murray J. Feiwell, Nicholas J. Singer and Douglas L. Manner (each a “GP Manager” and collectively, the “GP Managers”). In addition, the GP Managers also entered into a release agreement, which among other things, provided for the settlement of all past amounts owing by Rio Vista to the GP Managers as of the date of the Closing. The settlement amounts were paid from the proceeds received by Rio Vista at Closing. (See Exhibit 10.2)

Election of Managers

On November 17, 2010, the Board of Managers of Rio Vista GP LLC (“Rio Vista GP”), the general partner of Rio Vista Energy Partners L.P. (“Rio Vista”), elected the following individuals as members of the Board of Managers of Rio Vista GP: Imad K. Anbouba and Carter Montgomery. Below is brief biographical information regarding each new manager.

Imad K. Anbouba. Since November 30, 1999, Mr. Anbouba has been the President of MarJam Global Holdings, Inc., headquartered in Dallas, Texas (“MarJam”). MarJam is focused on business development activities and investments in the oil & gas, mid-stream and chemical sectors. Since July 26, 2005, Mr. Anbouba has also been the President and General Partner of AirNow Industrial Compression Services, Ltd, a Texas limited liability partnership with offices in Dallas, Texas and Madill, Oklahoma (“AirNow”). AirNow provides large capacity, electric motor driven, industrial air compressors to various industries including refineries, petrochemical, nuclear and other power plants on a rental basis. Mr. Anbouba is also the President and Managing Member of Total Compression Systems, LLC, a Texas limited liability company with offices in Dallas and Midland, Texas and Eunice, New Mexico (“Total”). Total provides gas engine and electric motor driven, gas compressors to the Oil & Gas and Petrochemical sectors. In addition to being the President of MarJam, AirNow and Total, Mr. Anbouba is the Vice Chairman, Developer and Co-Founder of Qatar Chlorine, a closed stock company located in the country of Qatar. Qatar Chlorine is a chemical manufacturing and distribution company. Mr. Anbouba is a petroleum engineer with over 30 years of experience in the oil & gas, mid-stream and petrochemical industries. He previously served Triton Energy Limited in various senior managerial positions. He attended Centenary College of Louisiana and holds a degree in petroleum engineering from Louisiana Tech University.

Carter Montgomery. During the period from 2007 – 2009, Mr. Montgomery founded and served as President and Chief Executive Officer of Clipper Energy, a Kansas exploration and production company. Clipper Energy was merged into a joint venture in 2009. During the period 1994 – 2007, Mr. Montgomery founded and served as Chairman, President and Chief Executive Officer of Longhorn Partners Pipeline (“Longhorn”), a refined products pipeline venture. During Mr. Montgomery’s term, Longhorn developed a 750 mile refined products system from Houston, TX to El Paso, TX. Longhorn was sold in 2007 to Flying J Corporation. Mr. Montgomery has been involved in the mid-stream business since 1988 including acquisition and development of gas processing, natural gas gathering and hydrocarbons transportation system.

In connection with certain agreements between Central Energy and its investors (“Investors”), the Investors have the right to appoint two members to the Board of Managers of the GP. The Investors have yet to appoint such members.

Appointment of Co-Presidents

On November 17, 2010, the Board of Managers of GP, the general partner of Rio Vista, appointed Mr. Anbouba and Mr. Montgomery as Co-Presidents of the General Partner. No compensation arrangements for Mr. Anbouba or Mr. Montgomery have been determined as of the date of this Current Report.

Appointment of Executive Vice President

On November 22, 2010, the Board of Managers of GP, the general partner of Rio Vista, appointed Ian T. Bothwell as Executive Vice President and Secretary of the General Partner. Mr. Bothwell will continue to serve as the Chief Financial Officer of the General Partner, positions that Mr. Bothwell has held with GP since 2004.

In connection with the appointment of Mr. Anbouba and Mr. Montgomery as Co-Presidents of GP, Mr. Bothwell was removed as Chief Executive Officer and President and Treasurer of the GP, effective upon the appointments of Mr. Anbouba and Mr. Montgomery. In addition, Mr. Bothwell no longer serves as Treasurer of the GP.

On November 22, 2010, in connection with Mr. Bothwell’s appointment as Executive Vice President and the removal as Chief Executive Officer and President and Treasurer, the Board of Managers of the GP approved the payment of approximately $80,000 to Mr. Bothwell. In addition, Mr. Bothwell’s salary was increased to $275,000 annually.

In addition, in connection with the Closing, Mr. Bothwell entered into a release agreement with Rio Vista, which among other things, provided for the settlement of all past amounts owing to Mr. Bothwell as of the date of the Closing. The settlement amounts were paid from the proceeds received by Rio Vista at Closing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

10.1
Fourth Amendment to Securities Purchase and Sale Agreement between Central Energy, LLC, Rio Vista Energy Partners, L.P. and Penn Octane Corporation, dated November 17, 2010. All schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

10.2
Conditional Acceptance of Settlement Offer and Release dated as of November 17, 2010, by and between among each of Ian T. Bothwell, Bruce I. Raben, Ricardo Rodriguez, Murray J. Feiwell, Nicholas J. Singer and Douglas L. Manner, on the one hand, and Rio Vista Energy Partners, L.P.

10.3	Mutual Release dated as of November 17, 2010, by and among Penn Octane Corporation, Rio Vista Energy Partners, L.P. and Rio Vista GP, LLC.

10.4	Release dated as of November 17, 2010 by Rio Vista Energy Partners, L.P., Rio Vista GP, LLC and Central Energy, LP, and the persons identified on Schedule I attached thereto

10.5	Termination Agreement dated as of November 17, 2010 among Penn Octane Corporation, Rio Vista GP, LLC, Rio Vista Energy Partners, L.P. and Rio Vista Operating Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its
General Partner

	By:	/s/ Ian T. Bothwell

		Name:	Ian T. Bothwell
		Title:	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
Date: November 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fourth Amendment to Securities Purchase and Sale Agreement between Central Energy, LLC, Rio Vista Energy Partners, L.P. and Penn Octane Corporation, dated November 17, 2010. All schedules described in this exhibit have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

10.2
Conditional Acceptance of Settlement Offer and Release dated as of November 17, 2010, by and between among each of Ian T. Bothwell, Bruce I. Raben, Ricardo Rodriguez, Murray J. Feiwell, Nicholas J. Singer and Douglas L. Manner, on the one hand, and Rio Vista Energy Partners, L.P.

10.3	Mutual Release dated as of November 17, 2010, by and among Penn Octane Corporation, Rio Vista Energy Partners, L.P. and Rio Vista GP, LLC.

10.4	Release dated as of November 17, 2010 by Rio Vista Energy Partners, L.P., Rio Vista GP, LLC and Central Energy, LP, and the persons identified on Schedule I attached thereto.

10.5	Termination Agreement dated as of November 17, 2010 among Penn Octane Corporation, Rio Vista GP, LLC, Rio Vista Energy Partners, L.P. and Rio Vista Operating Partnership.